                                                                    Exhibit 11.1


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                         THREE MONTHS ENDED          SIX MONTHS ENDED
                                                               JUNE 30,                  JUNE 30,
                                                        --------------------      --------------------
                                                          1997         1996         1997         1996
                                                        -------      -------      -------      -------
                                                           (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

Income applicable to common stock                       $ 4,768      $ 3,035      $ 9,076      $ 5,647
Weighted average number of common and common
   share equivalents outstanding:

   Primary:

     Weighted average number of common shares
     outstanding                                         15,001       13,072       14,944       13,065

     Weighted average number of dilutive
     common share equivalents                               677          801          667          720
                                                        -------      -------      -------      -------

     Weighted average number of common and
     common share equivalents outstanding for
     primary earnings per share
                                                         15,678       13,873       15,611       13,785
                                                        =======      =======      =======      =======
   Fully diluted:

     Weighted average number of common shares
     outstanding                                         15,001       13,072       14,944       13,065

     Weighted average number of dilutive
     common stock equivalents                               836          801          747          734
                                                        -------      -------      -------      -------

     Weighted average number of common and
     common equivalent shares outstanding
     for fully diluted earnings per share
                                                         15,837       13,873       15,691       13,799
                                                        =======      =======      =======      =======
Income per share:
   Primary                                              $   .30      $   .22      $   .58      $   .41
                                                        =======      =======      =======      =======

   Fully diluted                                        $   .30      $   .22      $   .58      $   .41
                                                        =======      =======      =======      =======
